Exhibit 11.1
                                                               Page 1 of 2

                        CONTINENTAL AIRLINES, INC.
           STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                  (In millions, except per share amount)


                                      Three Months       Six Months
                                     Ended June 30,    Ended June 30,
                                      1997    1996      1997    1996
Primary:
Weighted average shares
 outstanding. . . . . . . . . . . .   57.5    53.2      57.1     53.1
Dilutive effect of outstanding
 stock options, warrants and
 restricted stock grants (as
 determined by the application
 of the treasury stock method). . .    5.9    12.4       6.8     11.7

Weighted average number of common
 shares outstanding, as adjusted. .   63.4    65.6      63.9     64.8

Income applicable to common
 shares . . . . . . . . . . . . . .  $ 128   $ 166     $ 200    $ 253

Per share amount. . . . . . . . . .  $2.01   $2.53     $3.13    $3.90
























                                                   (continued on next page)

                                                               Exhibit 11.1
                                                               Page 2 of 2


                        CONTINENTAL AIRLINES, INC.
           STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                  (In millions, except per share amount)


                                      Three Months       Six Months
                                     Ended June 30,    Ended June 30,
                                      1997    1996      1997    1996
Fully diluted:
Weighted average shares
 outstanding. . . . . . . . . . . .   57.5    53.2      57.1     53.1
Dilutive effect of outstanding
 stock options, warrants and
 restricted stock grants (as
 determined by the application
 of the treasury stock method). . .    6.2    12.9       7.2     12.5
Dilutive effect of Series A
 debentures . . . . . . . . . . . .      -       -         -      1.3
Dilutive effect of 8-1/2%
 convertible trust originated
 preferred securities . . . . . . .   10.3    10.3      10.3     10.3
Dilutive effect of 6-3/4%
 convertible subordinated notes . .    7.6     7.6       7.6      4.1

Weighted average number of
 common shares outstanding,
 as adjusted. . . . . . . . . . . .   81.6    84.0      82.2     81.3

Income applicable to
 common shares. . . . . . . . . . .  $ 128   $ 166     $ 200    $ 253
Add distributions associated
 with the assumed conversion of
 8-1/2% convertible trust
 originated preferred securities,
 net of federal income tax
 effect . . . . . . . . . . . . . .      3       3         7        7
Add interest expense associated
 with the assumed conversion of
 6-3/4% convertible subordinated
 notes, net of federal income
 tax effect . . . . . . . . . . . .      2       2         5        3

Income, as adjusted . . . . . . . .  $ 133   $ 171     $ 212    $ 263

Per share amount. . . . . . . . . .  $1.64   $2.04     $2.58    $3.25
